Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by Reference in the Registration Statement No. 333-134216 on Form S-3/A Amendment No 2 of Quest Resource Corporation of our report dated March 1, 2006 related to the financial statements which appear in Quest Resource Corporation's Form 10K for the year ended December 31, 2005.



/s/ Murrell, Hall, McIntosh & Co., PLLP


Oklahoma City, Oklahoma
July 31, 2006